June 23, 2008

Nephros, Inc.
3960 Broadway
New York, NY 10032

Ladies and Gentlemen:

I, Norman J. Barta, hereby resign as a Class III director of Nephros, Inc. (the “Company”), effective immediately upon my appointment as a Class II director of the Company.

Yours truly,

/s/ Norman J. Barta
Norman J. Barta